Exhibit 10.4

Power of Attorney

Contract No.: [       ]

This entrustment agreement (hereinafter referred to as “this Agreement”) is signed by and between the following parties on March 1, 2019.

Party A: Wenzhou golden sun Education Development Co., Ltd

Legal representative: Weng Xueyuan

Address:

Contact person:

Tel:

Party B: Wenzhou Ouhai art school

Legal representative:Weng Xueyuan

Address:

Contact person:

Tel:

Party C: Weng Xueyuan

ID number:

Address:

Tel:

1 / 5

Party D: ye Xiulan

ID number:

Address:

Tel:

Note: Party A, Party B, Party C and Party D are referred to as “parties” and Party C and Party D are referred to as “organizers of Party B”.

Whereas:

1. Party C holds 80% of the organizer’s share of Party B and Party D holds 20% of the organizer’s share of Party B.

2. The organizer of Party B shall authorize the personnel designated by Party A to exercise all voting rights enjoyed by Party C and Party D in accordance with the laws and the school regulations at the organizer meeting of Party B, and the exercise of such rights shall not be restricted.

Accordingly, the parties reach the following agreement through consensus:

Article 1 the organizer of Party B irrevocably authorizes the personnel designated by Party A to exercise all voting rights enjoyed by Party C and Party D in accordance with the laws and the school’s articles of association at the organizer meeting of Party B (or in case of replacing the meeting with written consent), including attending the above Organizer meeting and exercising the voting right on the following matters, including but not limited to:

1.1 selling the shares of Party B’s sponsors or other matters that change the share structure of Party B’s sponsors;

1.2 to elect and appoint the directors and chairman of the board of directors of Party B.

2 / 5

Article 2 Party A agrees to appoint a person to exercise the authorization of the organizer of Party B according to the agreement of each party in Article 1. The personnel designated by Party A shall exercise the voting rights of the sponsor on behalf of the sponsor of Party B in accordance with the agreement.

Article 3 The organizer of Party B undertakes that, no matter any change in the share structure of Party B’s sponsor, each participant will authorize the person designated by Party A to exercise the voting right of the sponsor; if the organizer of Party B transfers the share of the organizer held by Party B to Party A, or the organization or individual designated by Party A, or other third party, or conducts capital reduction, each participant shall ensure that the transferee of the share of the organizer signs and signs The same documents in this agreement authorize Party A to exercise the rights of the sponsor of the transferee of the organizer’s share in the terms and methods agreed in this agreement.

Article 4 the sponsor of Party B promises that its obligations arising from this agreement exist independently. If Party C or Party D no longer holds the organizer’s share of Party B, the validity, legality and enforceability of the organizer’s obligations under this Agreement shall not be affected or impaired in any way.

Article 5 the sponsor of Party B undertakes that Party A may cancel the appointment of its designated person to exercise the rights of Party B’s sponsor at any time, and recommend other designated personnel to exercise the voting right of Party B’s sponsor at the meeting of Party B’s sponsor, and Party B will cooperate with and guarantee the smooth progress of the above arrangement of Party A.

Article 6 this agreement is signed by the authorized representatives of each party on the date indicated at the beginning of the document and shall come into force on the date of signing.

3 / 5

Article 7 this agreement is valid for 10 years. The time limit may be extended with the written consent of all parties.

Article 8 this Agreement may be amended and supplemented with the consent of all parties. Such amendment and supplement shall be made in writing and shall form a part of this Agreement and shall have the same legal effect as other clauses.

Article 9 legal adaptation and dispute resolution

9.1 this Agreement shall be governed by and interpreted in accordance with the laws of the people’s Republic of China (excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan region for the purpose of this contract).

9.2 any dispute arising from or in connection with this Agreement shall be settled by both parties through friendly negotiation. If the negotiation fails, either party has the right to submit the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. The place of arbitration is Beijing, and the arbitration language is Chinese. The arbitration award shall be final and binding on all parties. The arbitration fee (including but not limited to the reasonable attorney’s fees of the winning party) shall be borne by the losing party, unless otherwise awarded by the arbitration tribunal on the sharing of the arbitration fee.

9.3 during the arbitration, the parties shall continue to perform their obligations under this Agreement except for the subject matter of arbitration.

Article 10 others

This agreement is written in Chinese. The official text is in quadruplicate, with Party A, Party B, Party C and Party D holding one.

In witness whereof, the parties have caused their authorized representatives to sign this Agreement on the date first above written.

[no text below this page]

4 / 5

[there is no text on this page, which is the signature page of the entrustment agreement with contract No. [          ]

Party A: Wenzhou golden sun Education Development Co., Ltd

Legal representative or authorized representative (signature)

/s/ Weng Xueyuan

Party B: Wenzhou Ouhai art school

Legal representative or authorized representative (signature)

/s/ Cai Miaomiao

Party C: Weng Xueyuan

sign:	/s/ Weng Xueyuan

Party D: ye Xiulan

sign:	/s/ Ye Xiulan

5 / 5